EXHIBIT 23(p)(ix)

                                 CODE OF ETHICS

WHEREAS, PEMBERWICK INVESTMENT ADVISORS, LLC. (the "Adviser") is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and serves as adviser to Pemberwick Fund (the "Trust"), a registered investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

WHEREAS, Rule 204A-1 under the Advisers Act and Rule 17j-l under the Investment Company Act requires the Adviser to establish, maintain and enforce a written code of ethics;

NOW, THEREFORE, the Adviser hereby adopts this Code of Ethics as of this 1st day of June, 2009.

I.   DEFINITIONS

For purposes of this Code of Ethics, the following terms shall have the meanings set forth below:

     A.   "Access Person" means:

          1.   Any of the Adviser's Supervised Persons:

               a. Who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or

               b. Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

     B. "BENEFICIAL OWNERSHIP" refers to any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

          1. The term PECUNIARY INTEREST in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

          2. The term INDIRECT PECUNIARY INTEREST in any class of equity securities shall include, but not be limited to:

               a. Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also Rule 16a-1(a)(4);

               b. A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

                    (i) The general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

                    (ii) The general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

               c. A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

                    (i) The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

                    (ii) Equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

               d. A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

               e.   A person's interest in securities held by a trust; and

               f. A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

     C. "CLIENT ACCOUNT" means any account of a person who receives from the Adviser investment advice, recommendations, research or analyses concerning securities and from whom the Adviser receives compensation. This definition is intended to include Pemberwick Fund.

     D. "COMPLIANCE OFFICER" means an individual designated by the Adviser who is responsible for administering the Adviser's policies and procedures as outlined in its Compliance Manual.

     E. "CONTROL" means the power to exercise a controlling influence over the management or policies of a corporation. Any person who owns beneficially, either directly or through one or more controlled corporations, more than 25% of the voting securities of a corporation shall be presumed to control such corporation.

     F. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

     G. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

     H. "PURCHASE OR SALE OF A REPORTABLE SECURITY" includes the writing of an option to purchase or sell a security.

     I. "REPORTABLE FUND" means: (i) Any fund for which the Adviser serves as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (the "ICA"); or (ii) any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser.

     J. "REPORTABLE SECURITY" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing; provided, however, that "security" shall not mean direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements, shares issued by money market funds, shares issued by open-end funds other than Reportable Funds, and shares issued by unit investment trusts that are invested exclusively in one or more open-end funds none of which are Reportable Funds.

     K. "SUPERVISED PERSON" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the Adviser.

II.  GENERAL PRINCIPALS OF CONDUCT

     A. Supervised Persons will be notified at the time they begin their association with the Adviser if they are an Access Person. The Adviser will maintain an updated list of Access Persons in Exhibit B. Supervised Persons who are not Access Persons at the time they begin their association with the Adviser, may become Access Persons, and as such, are obligated to comply with this Code of Ethics and procedures adopted hereunder. A Supervised Person will be notified upon becoming an Access Person.

     B. Each Supervised Person shall act with a view to complying with applicable statutes or regulations governing the Adviser, the Adviser's Compliance Manual and the provisions of this Code of Ethics.

     C. Each Supervised Person shall act in a manner that avoids any actual or potential conflicts of interest, any appearance of a conflict of interest, or any abuse of his or her position of trust and responsibility as they relate to the Adviser or any client Account. Each Supervised Person is held to a fundamental standard of not taking advantage of his or her position at the expense of the Adviser or any client of the Adviser and a duty to place the interests of any clients of the Adviser first. Each Supervised Person shall not knowingly participate in, assist, or condone:

               a. any act(s) in violation of any statute or regulation governing securities matters of the Adviser, or

               b. any act which would violate any provision of this Code of Ethics, or any rules adopted thereunder.

     D. Any Supervised Person encountering evidence that acts in violation of applicable statutes or regulations or provisions of this Code of Ethics have occurred shall report such evidence to the Compliance Officer or such other person as appointed in procedures adopted hereunder. Such action shall remain confidential, unless waived, or federal or state authorities compel disclosure. Failure to report such evidence may result in disciplinary proceedings and may include sanctions as set forth in procedures adopted hereunder.

     E. Each Supervised Person will be given a copy of this Code of Ethics at the time of his or her association with the Adviser and will be promptly provided with any amendments to the Code. Each Supervised Person shall have and maintain knowledge of and shall comply with the provisions of this Code of Ethics, as applicable. Each Supervised Person shall submit to the Compliance Officer a written acknowledgement of his or her receipt of this Code and any amendment, as provided in Exhibit A.

     F. All Supervised Persons shall comply with all laws and regulations concerning insider trading and with the Adviser's prohibition against insider trading contained in the "Insider Trading Procedures," Exhibit C to this Code of Ethics.

III. ACTIVITIES AND TRANSACTIONS OF ACCESS PERSONS

     A.   Limited Offerings and Initial Public Offerings:

          1. No Access Person shall acquire beneficial ownership of an unregistered security in a Limited Offering or an Initial Public Offering without submitting a Pre-Clearance of Personal Securities Transactions Form ("Pre- Clearance Form") to the Compliance Officer and obtaining the Compliance Officer's approval of the proposed transaction before executing the transaction which is contained in Exhibit F.

               a. If the request is granted, the Pre-Clearance Form will be signed and dated by the Compliance Officer and a copy will be returned to the Access Person. The written approval of personal securities transactions will be valid for 24 hours following the request.

               b. The Pre-Clearance Form will be compared to duplicate statements sent to the Adviser to review the Access Person's actual trading activity and holdings.

               c. After review of the Pre-Clearance Form and the duplicate statement, the date of review will be written on the Access Person's duplicate statement and then initialed by the reviewer.

          2. The Compliance Officer must obtain the written approval of a senior officer of the Adviser prior to acquiring direct or indirect beneficial ownership of an unregistered security in any Limited Offering or Initial Public Offering.

          3. Under normal circumstances, these prior approvals will not be withheld, if the Supervised Person demonstrates in writing that:

               a.   the investment is not suitable for a Client Account;

               b. the investment opportunity was unique to the individual circumstances of the Supervised Person; and

               c.   no overreaching would or could occur.

     B. If, as a result of fiduciary obligations to other persons or entities, an Access Person believes that such person or an affiliate of such person is unable to comply with certain provisions of the Code, such Access Person shall so advise the Compliance Officer in writing, setting forth with reasonable specificity the nature of such fiduciary obligations and the reasons why such Access Person believes such person is unable to comply with any such provisions. The Compliance Officer may, in his discretion, exempt such Access Person or an affiliate of such person from any such provisions, if the Compliance Officer shall determine that the services of such Access Person are valuable to the Adviser or the Trust and the failure to grant such exemption is likely to cause such Access Person to be unable to render services to the Adviser or the Trust.

IV.  SECURITIES REPORTING PROCEDURES

Access Persons are required to submit Transaction Reports and Holdings Reports as described below:

     A. QUARTERLY TRANSACTION REPORTS. Each Access Person shall report information to the __________ covering the prior calendar quarter, no more than 30 days after the end of each quarter, in the form of Exhibit D hereto. Access Persons are not required to submit Quarterly Transaction Reports:

          1. If the Access Person has no direct or indirect influence or Control over the security;

          2.   For any transaction with respect to an automatic investment plan;
               or

          3. If the Report would duplicate information contained in broker trade confirmations or account statements so long as they are received by the Fund Manager no later than 30 days after the end of the applicable calendar quarter.

     B. HOLDINGS REPORTS. Access Persons must submit to __________ an Initial and Annual Holdings Reports, in the form of Exhibit E, as summarized below:

          1. INITIAL HOLDINGS REPORT. Within ten days of becoming an Access Person, each Access Person, shall report securities holding information current as of a date no more than 45 days prior to the date of the report.

          2. ANNUAL HOLDINGS REPORT. At least once during each 12-month period, each Access Person shall report all securities holdings information, which must be current as of a date no more than 45 days prior to the date of the report. In the event that no securities are held as of the submission date, the report should specify that securities were not held as of such date.

V.   REVIEW PROCEDURES

     A. All "Quarterly Transaction Reports," described above and as provided in Exhibit D, and "Holdings Reports," as described above and provided in Exhibit E, are submitted to __________, __________ will bring to the attention of the Compliance Officer any issues that it identifies, and any such reports are reviewed by the Compliance Officer.

     B. The records created and maintained under this Code of Ethics shall be maintained as follows:

          1. A copy of any Code of Ethics for the Adviser in effect at any time in the last five years must be maintained in an easily accessible place.

          2. A copy of any records of violations of this Code of Ethics or any action taken as a result of a violation must be maintained in an easily accessible place for five years.

                                                                       EXHIBIT A

                          ACKNOWLEDGEMENT OF RECEIPT OF
                        CODE OF ETHICS AND ANY AMENDMENTS

I have received Pemberwick Investment Advisors, LLC's Code of Ethics dated June 1, 2009. I understand the policies and procedures thereunder and I agree to comply with them so long as I remain a Supervised Person of Pemberwick Investment Advisors, LLC.

                                        ----------------------
                                        Date

                                        ----------------------------------------
                                        (Please print)


                                        ----------------------------------------
                                        (Signature)

                                                                       EXHIBIT B

                       LIST OF ACCESS PERSONS REQUIRED TO
                           REPORT UNDER CODE OF ETHICS

                                                                       EXHIBIT C

                       PEMBERWICK INVESTMENT ADVISORS, LLC

                           INSIDER TRADING PROCEDURES

The unlawful use of inside information subjects the person engaged in the unlawful trading and, among them, his/her employer, to civil liability. The Securities and Exchange Commission ("SEC") may impose, for the first offense, civil penalties of $1 million or three times any profits obtained or losses avoided against controlling persons and $2.5 million for corporations for failing to take proper steps to prevent insider trading or tipping violations by those who are under their supervision. The law requires investment advisers to adopt, maintain and enforce written insider trading policies and procedures designed to prevent the misuse of material non-public information by its directors, officers and employees. Failing to do so can be a predicate for an SEC enforcement action and, if violations occur, the SEC may seek to recover these civil penalties from controlling persons and violators. Violators are also subject to criminal penalties.

          RULE 10B-5 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "1934 ACT") is the principal statutory prohibition against trading based upon material non-public information.

          RULE 14E-3 UNDER THE 1934 ACT, establishes a "disclose or abstain from trading" proscription that applies to any person possessing material non-public information that relates to a tender offer by another person (offeror), which information he/she knows or has reason to know originated, directly or indirectly, from that offeror or the target company.

          THE RACKETEER INFLUENCED AND CORRUPT ORGANIZATIONS ACT ("CIVIL RICO"), permits persons injured by a racketeering activity, as defined by the Act, to recover treble damages.

I. DEFINITIONS. The Code of Ethics contains all defined terms herein, with the exception of those additional terms defined below:

     a. "CONTROLLING PERSON(S)" - can be anyone with the power to influence or control the direction or the management, policies, or activities of another person, whether or not the power is exercised.

     b. "RELATED ACCOUNTS" - shall include the Supervised Person, parents, mother-in-law or father-in-law, husband or wife, brother and sister, brother-in-law or sister-in-law, minor children and any other relative or person residing with the Supervised Person or to whose support the Supervised Person contributes; it shall also be considered a Related Account if the Supervised Person has the ability to influence specific trading decisions and/or has a direct beneficial interest.

     c. "FRONT-RUNNING" - is the trading of securities by proprietary, Related Accounts prior to the dissemination of the firm's research report to the public. The front-running concept is that the firm has an advantage of trading on the information contained in the report before the public has time to digest the information, and make an informed investment decision.

     d. "INSIDER" - includes Supervised Persons and may also include directors, officer or employees of a company's subsidiary. A person may become a temporary Insider if he or she enters into a special, confidential relationship with a company in the conduct of its affairs by virtue of which the person has access to non-public information developed for the company. Temporary Insiders may include attorneys, accountant, consultants, and employees of a company's major customers or a company's material business partners.

     e. "MATERIAL INFORMATION" - Information is material if a reasonable investor would consider the information important in making an investment decision.

     f. "NEED TO KNOW RULES" - Limit the passing of confidential information only to those Supervised Persons with a legitimate reason for having the information.

     g. "NON-PUBLIC INFORMATION" - information shall be deemed non-public if it has not been either effectively communicated to the market and the market has had time to "absorb" the information. Information is considered public after it is has been filed in a report with the SEC, or widely disseminated either by wire service (such as Dow Jones or Reuters), in one or more newspapers of general circulation (such as the Wall Street Journal), or otherwise communicated from the company involved to its shareholders.

     h. "TIPPEE" - A "tippee" is a person who receives a "tip". He or she is considered an insider and subject to the disclose-or-refrain prohibition.

II.  INSIDER TRADING.

     a.   Insider Trading includes the following general concepts:

          - trading by an insider while in possession of material non-public information;

          - trading by non-insiders while in possession of material non-public information either improperly obtained by the non-insider or disclosed to the non-insider by an insider in violation of the insider's duty to keep such information confidential; and

          -    communicating material non-public information to others.

     b. Supervised Persons, including temporary Supervised Persons, are prohibited from engaging in Insider Trading in personal and Client Accounts.

     c. Supervised Persons, including temporary Supervised Persons shall notify the Compliance Officer, if they learn of or have reason to believe that any Supervised Person has caused or participated in a transaction that may constitute Insider Trading.

III. EFFECTIVE COMPLIANCE MONITORING.

     a. ANNUAL EMPLOYEE ATTESTATION OF UNDERSTANDING INSIDER TRADING RULES. Annually, each Supervised Person will be required to read and sign the Annual Supervised Person Certification that is included at the end of this Exhibit C, which will acknowledge that the Supervised Person has read and understands the Insider Trading Policy.

     b. ENFORCEMENT OF THE FOREGOING PROCEDURES. All Supervised Persons are directed and encouraged to consult with the Compliance Officer concerning the implementation and interpretation of these procedures.

     c. RECORD KEEPING REQUIREMENTS. All records evidencing the monitoring review for Insider Trading will be maintained in accordance with 1934 Act Rule 17a-4. Furthermore, all documentation obtained in conducting investigations of possible insider trading violations will also be maintained in accordance with 1934 Act Rule 17a-4.

     d. EMPLOYEE TRAINING. The Adviser will keep Supervised Persons informed of significant judicial, regulatory, and industry developments and will provide Supervised Persons with other relevant up to date information.

EMPLOYEE INFORMATION

                                        PLEASE PRINT:

                                        Name:
                                              ----------------------------------
                                        Date:
                                              ----------------------------------

DIRECTIONS:

THE DOCUMENT ENTITLED "PEMBERWICK INVESTMENT ADVISORS, LLC INSIDER TRADING PROCEDURES" WILL BE PERIODICALLY RE-DISTRIBUTED FOR YOUR REVIEW AND RE-AFFIRMATION. IF THIS IS YOUR INITIAL ACKNOWLEDGMENT OF AND AGREEMENT TO COMPLY WITH THIS POLICY, DATED____ 2009, COMPLETE THE EMPLOYEE INFORMATION SECTION AND SECTION I. IF YOU HAVE PREVIOUSLY SIGNED AN "ACKNOWLEDGMENT OF POLICIES AND AGREEMENT TO COMPLY" WITH THE POLICIES AND PROCEDURES IN THESE DOCUMENTS, COMPLETE THE EMPLOYEE INFORMATION SECTION AND SECTIONS I AND II. RETURN THE COMPLETED FORM TO THE COMPLIANCE OFFICER.

NAME:
      -------------------------------
               (Please print)

SECTION I: ACKNOWLEDGMENT OF POLICIES AND AGREEMENT TO COMPLY

I have read the memorandum entitled "Insider Trading Procedures" dated ___________ 2009. I understand the memorandum and I agree to comply with it during the course of my association with Pemberwick Investment Advisors, LLC.

                                        ----------------------
                                        Date


                                        ----------------------------------------
                                        Signature

SECTION II: AFFIRMATION OF PRIOR COMPLIANCE

Since the time of my last affirmation, I have complied with the Insider Trading Procedures.

                                        ----------------------
                                        Date


                                        ----------------------------------------
                                        Signature

                                                                       EXHIBIT D

                       PEMBERWICK INVESTMENT ADVISORS, LLC

                 QUARTERLY TRANSACTION REPORT OF ACCESS PERSONS

                   For The Calendar Quarter Ended __________

INSTRUCTIONS

          1. List transactions in Reportable Securities held in any account (that is, each account in which you may be deemed to have Beneficial Ownership) as of the date indicated above. You are deemed to have Beneficial Ownership of accounts of your immediate family members. You may exclude any of such accounts from this report, however, if you have no direct or indirect influence or control over those accounts.

          2. Write "none" if you had no transactions in Reportable Securities during the quarter.

          3. You must submit this form within 30 days after the end of the calendar quarter.

          4. If you submit copies of your monthly brokerage statements to the Compliance Officer, and those monthly brokerage statements disclose the required information with respect to all Reportable Securities in which you may be deemed to have Beneficial Ownership, you need not file this form unless you established a new account during the quarter.

          5. For each account that you established during the previous quarter that held securities for your direct or indirect benefit, state the name of the broker, dealer or bank with whom you established the account, the account number and the date you established the account.

                                                  No. of
                                                Shares or           Broker, Dealer or Other
                        Date of     Purchase/   Principal              Party Through Whom
Name of Security(1)   Transaction     Sale        Amount    Price     Transaction Was Made
-------------------   -----------   ---------   ---------   -----   -----------------------


During the previous quarter, I established the following accounts with a broker, dealer or bank:

Broker, Dealer or Bank   Account Number   Date Established
----------------------   --------------   ----------------


----------
(1)  Including interest rate and maturity, if applicable.

CERTIFICATIONS: I hereby certify that:

     1. The information provided above is correct.

     2. This report excludes transactions with respect to which I had no direct or indirect influence or control.


Date:                                   Signature:
      ---------------                              -----------------------------

                                        Name:
                                              ----------------------------------

                                                                       EXHIBIT E

                       PEMBERWICK INVESTMENT ADVISORS, LLC

                                 HOLDINGS REPORT

AS OF _________________[DATE]   [ ]   INITIAL

                                [ ]   ANNUAL

INSTRUCTIONS

     1. List each Reportable Security in each Employee Account (that is, each account in which you may be deemed to have Beneficial Ownership) that you held at the end of the date indicated above. YOU ARE DEEMED TO HAVE BENEFICIAL OWNERSHIP OF ACCOUNTS OF YOUR IMMEDIATE FAMILY MEMBERS. YOU MAY EXCLUDE ANY OF SUCH ACCOUNTS FROM THIS REPORT, HOWEVER, IF YOU HAVE NO DIRECT OR INDIRECT INFLUENCE OR CONTROL OVER THOSE ACCOUNTS.

     2. Deadline for Submission;

     Initial; You must submit this form within 10 days of becoming an Access Person

     Annual: You must submit this form no later than 30 days from December 31 of each year. Write "none" if you did not hold any Reportable Securities at year-end.

     3. YOU MUST COMPLETE AND SIGN THIS FORM WHETHER OR NOT YOU OR YOUR BROKER SENDS STATEMENTS DIRECTLY TO _________________.

                      Name of Broker,   No. of Shares or   Registration on
Name of Security(2)    Dealer or Bank   Principal Amount       Account       Nature of Interest
-------------------   ---------------   ----------------   ---------------   ------------------


CERTIFICATIONS: I hereby certify that:

     1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Reportable Securities in which I may be deemed to have Beneficial Ownership as of the date listed above.

     2. I have read the Code of Ethics, [THE CODE OF ETHICS PROCEDURES], and the Insider Trading Procedures and certify that I am in compliance with them.

----------
(2)  Including interest rate and maturity, if applicable.

     3. This report excludes holdings with respect to which I had no direct or indirect influence or control.


Date:                                   Signature:
      ---------------                              -----------------------------

                                        Name:
                                              ----------------------------------

                                                                       EXHIBIT F

                       PEMBERWICK INVESTMENT ADVISORS, LLC

                PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

PART 1: TO BE COMPLETED BY THE SUPERVISED PERSON SEEKING PRE-CLEARANCE.

1.   Supervised Person Name:

2.   Date of Request:                   Date Request Granted:*

3.   Name of Issuer/Security:

4.   Quantity (specify Par/Shares/Contracts):

5.   Is this a purchase or sell transaction?

6.   Is this security a new issue (IPO)?

7.   Is this an unregistered or private placement security?

Certification:

I have read the Pemberwick Investment Advisors, LLC Code of Ethics, Code of Ethics Procedures and the Insider Trading Procedures within the past year, and I believe that this transaction complies with the Code of Ethics, Code of Ethics Procedures and the Insider Trading Procedures.

Supervised Person's Signature:

PART II: TO BE COMPLETED BY THE COMPLIANCE OFFICER

1.   Issuer/Security Name:

2.   Does the Fund currently hold this security?


Approved By:
             ------------------------


Reviewed By:
             ------------------------
             (Compliance Officer)

Comments:

NOTES

The following transactions are EXEMPTED from the pre-clearance and/or reporting process, even it the security involved requires pre-clearance and/or reporting:

- Automatic reinvestment plans for securities (the initial investment is NOT EXEMPTED from this process)

-    Investments in open-end investment companies other than Reportable Funds.

-    Purchases and sales that are non-volitional

Private securities transactions involving securities that require pre clearance and/or reporting are NOT EXEMPTED from this process.

*    TRADES MUST BE EXECUTED WITHIN 24 HOURS OF APPROVAL BEING GRANTED.